EXHIBIT 10.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

among

CONSTELLATION OVERSEAS LTD.,

CIPEF CONSTELLATION COINVESTMENT FUND, L.P. ,

and

CIPEF V CONSTELLATION HOLDING, L.P.,

Dated as of June 15, 2010

i

Table of Contents

(continued)

ii

REGISTRATION RIGHTS AGREEMENT

This Agreement, dated as of June 15, 2010, is made among CONSTELLATION OVERSEAS LTD., a company incorporated in the British Virgin Islands (the “Company”), CIPEF CONSTELLATION COINVESTMENT FUND, L.P. (“Capital 1”), a limited partnership organized under the laws of Delaware, CIPEF V CONSTELLATION HOLDING, L.P. (“Capital 2”), a limited partnership organized under the laws of Delaware, (each of CAPITAL 1 and CAPITAL 2 is referred to herein individually as an “Investor” and together with Capital 1 and Capital 2, acting in all cases as a single block for purposes of any decisions to be taken by the Investors pursuant to this Agreement, the “Investors”).

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms used in this Agreement without definition shall have the following respective meanings (and any capitalized term that is used herein and not defined herein shall have the meaning therefor set forth in the Shareholders’ Agreement):

“Affiliate” means, with respect to any Person (as defined below), any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, rules, regulations, permits or certificates of any Governmental Authority (as defined below) applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of any Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

“BMFBovespa” means BM&FBovespa Stock Exchange (BM&FBovespa S.A. - Bolsa de Valores, Mercadorias e Futuros).

“Business Day” means any day, other than a Saturday, a Sunday or a day on which banks located in New York, New York or Rio de Janeiro, Brazil are authorized or required by Applicable Law to close.

“Capital 1” has the meanings set forth in the Preamble.

“Capital 2” has the meanings set forth in the Preamble.

“Closing Date” means the date on which the closing of the issuance, subscription and payment of the Shares subscribed for pursuant to the Subscription Agreement, dated as of April 13, 2010 by and among the Company, Timbauba International Ltd., Guararapes International Ltd., Skycrest Overseas Inc., Capital 1 and Capital 2, as may be amended, occurs.

“Company” has the meaning set forth in the Preamble.

“Company Holdback Period” has the meaning set forth in Section 4.2.

“Company Indemnitee” has the meaning set forth in Section 7.2.

“Demand Registration” means a registration pursuant to Sections 2.1, 2.2 or 2.3.

“Equity Securities” means, with respect to any Person, common shares, ordinary shares, preferred shares and any other equity securities of such Person, however described and whether voting or non-voting, including securities convertible or exchangeable into, and options, warrants, preemptive rights, equity participation rights or other rights to acquire, subscribe for or receive any equity securities of such Person, or any other securities the yield on which is determined in whole or in part by reference to earnings, revenues or other financial performance of such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC (as defined below) promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Follow On Registration” has the meaning set forth in Section 2.2.

“Follow On Registration Request” has the meaning set forth in Section 2.2.

“Governmental Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States, Brazil, the British Virgin Islands or any other applicable country or any state, province, municipality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

“Initial Registration” has the meaning set forth in Section 2.1.

“Initial Registration Request” has the meaning set forth in Section 2.1.

“Investment Bank” means an investment bank with relevant expertise in public offerings of companies in Brazil and/or international offerings of companies engaged in the same industry as the Company.

“Investor” and “Investors” have the meaning set forth in the Preamble.

“Investor Indemnitee” has the meaning set forth in Section 7.1.

“Lead Investment Bank” means the book-runner(s) for the transaction.

“New York Courts” has the meaning set forth in Section 9.8.

“NYSE” means the New York Stock Exchange.

“Party” means a party to this Agreement from time to time.

“Person” means any individual, partnership, joint venture, association, joint stock company, an unincorporated organization, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a court or governmental agency or instrumentality or any other entity.

“Piggyback Registration” has the meaning set forth in Section 3.1.

“Primary Shares” has the meaning set forth in Section 2.1.

“Public Offering” shall mean any public offering of the Company’s shares pursuant to a registration statement approved in accordance with Applicable Law that results in a listing of such shares (or depositary receipts representing such shares, provided that Applicable Law then in force permits the Shareholders to deposit their Shares into the depositary receipt program to include them in such offering and at any time after such offering (and to redeem the depositary receipt and receive the underlying Shares)) on, at the Company’s discretion, the BMFBovespa, the New York Stock Exchange or the London Stock Exchange; provided, however, that a Public Offering shall not include an offering made in connection with an employee benefit plan.

“Qualified IPO” shall mean a Public Offering arranged by one or more Investment Banks in which the Investment Bank acting as lead arranger is selected by the Company with the consent of the Investors, not to be unreasonably withheld, and that results in gross proceeds equivalent to not less than US$500 million.

“Registrable Securities” means (i) any common shares issued by the Company and held by any Investor or (ii) any common shares that are issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the applicable Registration Statement (as defined below), (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption from the registration requirements of the Securities Act, or (z) have been transferred to a Person that is not an Investor.

“Registration Expenses” has the meaning set forth in Article VI.

“Registration Statement” means the prospectuses and other documents filed with the SEC (or other applicable Governmental Authority, as the case may be) to effect a registration under the Securities Act (or other Applicable Laws or regulations).

“SEC” means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shareholder” means any Person holding Shares.

“Shareholders Agreement” means the Shareholders Agreement of the Company, dated as of June 15, 2010 by and among the Company, Timbauba International Ltd., Guararapes International Ltd., Skycrest Overseas Inc., Capital 1 and Capital 2, as may be amended.

“Shares” shall mean the ordinary shares of the Company, US$1.00 par value per share.

“Short-Form Registrations” has the meaning set forth in Section 2.3.

“Short-Form Registration Request” has the meaning set forth in Section 2.3.

“Subsidiary” shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly has more than a 50% equity interest

“Suspension Period” has the meaning set forth in Section 2.5.

1.2 Terms Generally. The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole (including any Schedules hereto) and not merely to the specific article, section, paragraph or clause in which such word appears. All references herein to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The definitions given for terms in this Article I and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.

1.3 Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

1.4 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

1.5 Governing Language. Should this Agreement be translated into any language other than English, the English version will control and prevail on any question of interpretation or otherwise.

ARTICLE II

RIGHT TO DEMAND REGISTRATION AND SALE

2.1 Initial Demand Registration. If a Qualified IPO has not occurred on or prior to the sixth anniversary of the Closing Date, the Investors shall at any time thereafter have the right to request that the Company take all such action as may be required under Applicable Law to allow (x) the listing of its Equity Securities of the same class as the Registrable Securities on the BMFBovespa or the NYSE, as determined by the Company after consultation with the Investors, and (y) the registration and sale in a Public Offering of (i) up to 66% of the Registrable Securities then held by the Investors plus (ii) newly issued Equity Securities of the same class as the Registrable Securities (“Primary Shares”) representing up to 5% of the outstanding Equity Securities of the Company immediately preceding such offering (an “Initial Registration”). The Investors shall consider prevailing market conditions and their effect on the Company in determining whether and when to exercise their rights to request an Initial Registration. The Investors shall exercise their rights to request an Initial Registration by delivering to the Company a written notice (an “Initial Registration Request”) specifying the approximate number of Registrable Securities and Primary Shares requested to be offered, and the proposed method or methods of offering and disposition of such Registrable Securities and Primary Shares. The Investors may withdraw an Initial Registration Request without prejudice to its right to make a new Initial Registration Request in the future, (i) with the consent of the Company, (ii) upon a material adverse change in the condition, business or prospects of the Company different from that known to the Investors at the time of the Initial Registration Request, (iii) upon receipt of advice from the manager or underwriter of any underwritten offering that, in its opinion, the Registrable Securities to be included in the offering cannot be sold in such offering within a price range acceptable to the Investors, (iv) if the Registration Statement relating to any such required registration is not declared effective within 180 days of the date such registration statement is first filed, (v) if, within 180 days after the registration relating to any such required registration has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other applicable governmental agency or court for any reason (except for stop orders, injunctions and other orders resulting primarily from actions of the Investors) and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Investors’ reasonable satisfaction within 90 days, or (vi) if the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such requested registration are not satisfied (other than as a result of a default or breach thereunder by the Investors). The Company will not be required to effect a registration pursuant to this Section 2.1 unless the number of Registrable Securities requested to be included in the Initial Registration Request is reasonably expect to result in gross proceeds to the Investors of at least US$100 million.

2.2 Follow On Registrations. Following the Initial Registration, and subject to Section 2.4, the Investors shall have the right to request on up to two separate occasions that the Company effect the registration of all or a part of any remaining Registrable Securities (a “Follow On Registration”). The Investors shall exercise their rights to require a Follow On Registration by delivering to the Company a written notice specifying approximate number of Registrable Securities requested to be registered, and the intended method or methods of offering and disposition of such Registrable Securities (a “Follow On Registration Request”); provided that any such Follow On Registration shall be listed on the same exchange as the Initial Demand Registration, except to the extent otherwise agreed by the Company. The Investors may withdraw any Follow On Registration Request, without such request counting for purposes of the limitation on registrations set forth above, (i) with the consent of the Company, (ii) upon a material adverse change in the condition, business or prospects of the Company different from that known to the Investors at the time of the Follow On Registration Request, (iii) upon receipt of advice from the manager or underwriter of any underwritten offering that, in its opinion, the Registrable Securities to be included in the offering cannot be sold in such offering within a price range acceptable to the Investors, (iv) if the Registration Statement relating to any such required registration is not declared effective within 180 days of the date such registration statement is first filed, (v) if, within 180 days after the registration relating to any such required registration has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason (except for stop orders, injunctions and other orders resulting primarily from actions of the Investors) and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Investors’ reasonable satisfaction within 90 days, or (vi) if the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such requested registration are not satisfied (other than as a result of a default or breach thereunder by the Investors). Promptly after its receipt of a Follow On Registration Request, the Company will use its reasonable commercial efforts to register, in accordance with the provisions of this Agreement, such Registrable Securities as have been requested to be registered in the Follow On Registration Request.

2.3 Short-Form Registrations. In the event that the Company’s Equity Securities are listed or registered in the United States, the Company will use its reasonable commercial efforts to qualify for registration on Form F 3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registrations”). In addition to the Demand Registrations provided pursuant to Section 2.1 and 2.2 above, the Investors will also be entitled to request at any time and from time to time an unlimited number of Short Form Registrations (a “Short Form Registration Request”), if available to the Company, with respect to the Registrable Securities then held by the Investors.

2.4 Priority on Demand Registrations. The Company may include securities other than Registrable Shares in a Demand Registration for any accounts (including for the account of the Company) on the terms provided below. If the managing underwriters of any such Demand Registration advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus (i) first, the Registrable Securities specified to be included in such registration (allocated among the Investors pro rata on the basis of their respective holdings of Registrable Securities, unless otherwise agreed by the Investors), (ii) second, the Primary Shares requested to be included in the Initial Registration and (iii) third, securities proposed to be included in such registration by the Controlling Shareholders (or their respective Affiliates) and any additional Primary Shares to be sold by the Company allocated among such Persons in such manner as the Company may determine.

2.5 Restrictions on Demand Registrations. The Company will not be obligated to effect more than one Demand Registration (as defined below) in any six (6) month period. The Company may postpone for a reasonable period of time not to exceed a sum total of 120 days in any twelve month period (divisible in any manner, subject to the restrictions specified herein) the filing (but not the preparation) or suspend its efforts to cause the effectiveness of a Registration Statement for a Demand Registration, or request that the Investors do not commence or cease selling Registrable Securities pursuant to a Registration Statement (a “Suspension Period”) if (i) the Company concludes based on written advice of counsel that such Demand Registration would require public disclosure of a pending material corporate development or other event that has not yet been publicly disclosed and based on a good faith determination of the board of directors of the Company, such disclosure would be materially prejudicial to the interests of the Company, or (ii) the Investment Bank selected pursuant to Section 2.6 of this Agreement shall have advised the Company and the Investors stating that market conditions are not favorable for the offering being proposed; provided in each case that (A) in such event, the Investors will be entitled to withdraw their notice of required registration and, if such notice is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay, to the fullest extent permitted by Applicable Law, all Registration Expenses in connection with such withdrawn registration and (B) the Company shall not exercise any rights of postponement more than one time in any three-month period nor more than two times in any twelve-month period. In addition, the Company will not be obligated to effect a Demand Registration if at the time of the Initial Registration Request, Follow On Registration Request or Short Form Registration Request, as the case may be, the Company is pursuing a primary or secondary offering pursuant to a Piggyback Registration; provided, that the Company may delay effecting a Demand Registration for no more than 90 days in any 360-day period.

2.6 Selection of Underwriters. If in connection with a Demand Registration, the Investors intend to distribute the Registrable Securities by means of an underwritten offering, one of the Lead Investment Banks shall be designated by the Investors subject to the consent of the Company, not to be unreasonably withheld. In addition, in connection with a Demand Registration, the Investors shall be entitled to select one of the joint book-runners in such offering without the Company’s approval.

2.7 Demand Registration Expenses. The Registration Expenses will be paid by the Company in all Demand Registrations whether or not any registration or prospectus becomes effective or final.

ARTICLE III

PIGGYBACK REGISTRATIONS

3.1 Right to Piggyback. Whenever the Company proposes to register any of its securities, whether or not for sale for its own account (other than pursuant to a Demand Registration or a registration under the Securities Act on Form F–4, S 4 or S 8 or any successor or similar forms, or other forms required under the applicable jurisdiction), and the registration form to be filed may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to the Investors of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written notice of requirement for inclusion therein from any Investor within five (5) Business Days after the receipt by such Investor of the Company’s notice in the case that the Company intends to effect a “bought deal” or “overnight transaction” pursuant to such registration where no preliminary prospectus is used and, in all other cases within twelve (12) Business Days after the receipt by such Investor of the Company’s notice. Each Investor may withdraw its Registrable Securities from the related Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the 30th day prior to the planned effective date of the related Piggyback Registration.

3.2 Piggyback Registration Expenses. The Registration Expenses will be paid by the Company in all Piggyback Registrations whether or not any registration or prospectus becomes effective or final.

3.3 Priority on Primary Registrations. If the managing underwriters of a Piggyback Registration advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus (i) first, the securities the Company proposes to sell on a primary basis in such offering, and (ii) second, the Registrable Securities requested to be included in such registration by the Investors and other securities requested to be included by any other Shareholder of the Company in such registration on a pro-rata basis. The Company shall have the right to terminate or withdraw any registration initiated by it under this section prior to the effectiveness of such registration, whether or not any Shareholder has elected to include securities in such registration, and except pursuant to Section 3.2, the Company shall have no liability to any of the Shareholders in connection with such termination or withdrawal.

3.4 Priority on Other Registrations. If the managing underwriters of a Piggyback Registration advise the Company that, in their opinion, the number of securities specified to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such registration, the Registrable Securities requested to be included in such registration by the Investors and other securities requested to be included in such registration on a pro-rata basis.

ARTICLE IV

HOLDBACK AGREEMENTS

4.1 Holdback by the Investors. Any Investor participating in a Demand Registration or a Piggyback Registration agrees (and agree to cause its Controlled Affiliates) not to sell, distribute, directly or indirectly (including sales pursuant to Rule 144 of the Securities Act) any other Equity Securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the 20 days prior to and during the 180-day period beginning on, the effective date of a Demand Registration or a Piggyback Registration (except as part of such registration) unless a longer period is required by law (or the rules of the securities exchange on which the Registrable Securities will be listed) or the underwriters managing the offering otherwise agree to a shorter period.

4.2 Holdback by the Company. The Company agrees (i) not to effect any public sale or distribution of its Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 20 days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or underwritten Piggyback Registration (except as part of such offering or pursuant to registrations under the Securities Act on Form F–4, S 4 or S 8 or any successor or similar forms) (the “Company Holdback Period”), unless a longer period is required by law (or the laws of the securities exchange on which the Registrable Securities will be listed) or the underwriters managing the public offering otherwise agree to a shorter period, and (ii) to agree not to effect any sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any such securities during such period (except as part of such offering, if otherwise permitted).

ARTICLE V

REGISTRATION PROCEDURES

5.1 Actions by the Company. Whenever the Investors have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall take the actions specified below, when applicable, and shall otherwise use its reasonable commercial efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof (and in compliance with all applicable rules and regulations of the SEC and other Applicable Law, including with respect to corporate governance). Without limiting the generality of the foregoing, the Company will, as expeditiously as possible:

(a) prepare and (within 90 days after receipt by the Company of the Initial Registration Request, Follow On Registration Request or a Short Form Registration Request) file a Registration Statement with respect to such Registrable Securities, make all other required filings, and thereafter use its reasonable commercial efforts to cause such Registration Statement to become effective as promptly as practicable, provided, that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to the Investors and the Investors’ counsel copies of all such documents, such counsel shall have a reasonable opportunity to review and comment on such documents before they are filed, and the Investors shall have the opportunity to object to any information pertaining to the Investors that is contained therein, and the Company will make any changes reasonably requested by the Investors with respect to such information prior to filing any such documents;

(b) prepare and file with the SEC such amendments and post-effective amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of 90 days from the date of effectiveness thereof, or such shorter period as will terminate when all of the securities covered by such Registration Statement have been sold by the Investor set forth in such Registration Statement, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) furnish copies of all documents proposed to be filed with the SEC in connection with such registration to (i) counsel selected by the Investors, and which counsel may or may not be counsel to the Company, and (ii) the Investors (or in the case of the initial filing of a registration statement, within five Business Days of such initial filing) and such documents shall be subject to the review of such counsel;

(d) furnish to the Investors, without charge, such number of copies of such Registration Statement and each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits of documents filed therewith and such other documents as the Investors may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investors;

(e) subject to Section 5.1, use its reasonable commercial efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Investors reasonably request and do any and all other acts and things which may be necessary to enable the Investors to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Investors, provided, that the Company will not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(f) use its reasonable commercial efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary to enable the Investors to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(g) promptly notify the Investors, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to the Investors a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(h) notify the Investors (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of its receipt of notice of the suspension of the qualification of such securities for offering or sale in any jurisdiction in which securities are being offered or are proposed to be offered, or of the institution of any proceedings for any of such purposes;

(i) use its reasonable commercial efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, use its reasonable commercial efforts to cause all such Registrable Securities to be listed on the BMFBovespa or the NYSE;

(j) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of, or date of final receipt for, such Registration Statement;

(k) enter into such customary agreements (including underwriting agreements with customary provisions) and take all such other actions as the Investors or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(l) make reasonably available for inspection by the Investors, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Investors or any such underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Investors or any such underwriter, attorney, accountant or agent in connection with such Registration Statement, provided, that the Investors shall use their commercially reasonable efforts to (i) cause each such underwriter, attorney, accountant or other agent to enter into a confidentiality agreement in form and substance customary for such transaction and otherwise reasonably acceptable to the Company and (ii) minimize the disruption to the Company’s business in connection with the foregoing;

(m) otherwise use its reasonable commercial efforts to comply with all applicable rules and regulations of applicable securities regulations;

(n) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of its receipt of notice of any order suspending or preventing the use of any related prospectus or ceasing trading or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction in which such securities are being offered or are proposed to be offered, the Company will use its reasonable commercial efforts to promptly obtain the withdrawal of such order;

(o) take such other actions as the Investors or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such customary number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition (subject to such requests being made upon reasonable prior notice and subject to reasonable scheduling and reasonable locations);

(p) provide customary comfort letters, addressed to the underwriters, dated the date of the underwriting agreement for such offering and brought down to the closing date of such offering, signed by the Company’s independent public accountants who have issued an audit report on the Company’s financial statements included in the Registration Statement in customary form and covering such matters of the type customarily covered by accountants’ comfort letters;

(q) provide legal opinions of the Company’s outside counsel, addressed to the underwriters, dated the date of the closing of the underwriting agreement for such offering, in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(r) furnish to the Investors and the underwriters such information and assistance as they may reasonably request in connection with customary “due diligence” investigations.

As a condition to its registration of Registrable Securities of the Investors, the Company may require the Investors to furnish to the Company such information regarding the Investors, ownership of the Investors, their ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. The Investors agree to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to such Company by the Investors complete and correct in all material respects.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any Investor by name, or otherwise identifies any Investor as the holder of any Registrable Securities, without the consent of the Investors, such consent not to be unreasonably withheld, delayed or conditioned, unless such disclosure is required by law.

5.2 Actions by the Investors. The Investors agree that:

(a) upon being advised in writing by the Company of the occurrence of an event pursuant to Section 5.1(f), the Investors will immediately discontinue (and direct any other Persons making offers or sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until they are advised in writing by the Company that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by Section 5.1(f), and, if so directed by the Company, the Investors will deliver to the Company all copies, other than permanent file copies then in the Investors’ possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

(b) they will (A) notify the Company of the occurrence of any event as a result of which the prospectus included in a prospectus included in such Registration Statement contains an untrue statement of a material fact regarding the Investors or omits a material fact necessary to make the statements therein regarding the Investors, in light of the circumstances under which they were made, not misleading, and (B) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such registration statement or a supplement to such prospectus.

(c) they will, and will cause their officers, directors, employees, legal counsel, accountants, financial advisors and other representatives to, hold in strict confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation any material nonpublic information included in any Registration Statement or prospectus or any amendments or supplements thereto proposed to be filed with the SEC (until such registration statement or prospectus has been filed), provided that this Section 5.2(c) shall not apply to any information which (i) is requested or required to be released (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (ii) is or becomes publicly known without a breach of this or any other agreement to which the Investors have knowledge, (iii) is or becomes available to the Investors on a non-confidential basis from a source other than the Company, provided that such source is not known by the Investors to be bound by confidentiality obligations or similar duties, or (iv) the Investors can demonstrate was independently developed by the Investors.

5.3 Listing in Brazil. The Registrable Securities may be sold through a public offering in Brazil on BMFBovespa. The Parties intend that the provisions of this Agreement, including the rights of the Investors to cause Demand Registrations and participate in Piggyback Registrations, will apply, mutatis mutandis, with respect to public offering of securities in Brazil.

ARTICLE VI

REGISTRATION EXPENSES

Except as otherwise provided in this Agreement, all expenses incidental to performance by the Company of or compliance with this Agreement, including, without limitation, all expenses incident to performance by the Company of or compliance with any registration pursuant to this Agreement, including, without limitation, (a) registration, filing and FINRA fees, (b) fees and expenses of complying with securities or blue sky laws, (c) fees and expenses associated with listing securities on an exchange, (d) word processing, duplicating and printing expenses, (e) messenger and delivery expenses, (f) transfer agents’, trustees’, depositories’, registrars’ and fiscal agents’ fees, (g) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters and (h) reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (all such fees and expenses being herein called “Registration Expenses”), will be borne by the Company. The Investors shall be solely responsible to bear the cost of (i) all underwriting discounts and commissions and stock transfer taxes associated with their sale of any Equity Securities, (ii) the fees and costs and disbursements of any legal counsel retained by the Investors and (iii) the cost of any comfort letter or legal opinion requested by the Investor in addition to those required to be provided pursuant to Section 5.1(n) or (o), respectively. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audit or quarterly review.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification by Company. In connection with any Registration Statement in which any Investor is participating, the Company agrees to indemnify and hold harmless the Investors, their Affiliates and their respective officers and directors and each Person who controls (within the meaning of the Securities Act) the Investors (“Investor Indemnitee”) against, and pay and reimburse such Investor Indemnitee for any losses, claims, damages, liabilities, joint or several, to which such Investor Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (a) any untrue or alleged (in any legal proceeding or proceeding, inquiry or other action involving any Governmental Authority) untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or (b) any omission or alleged (in any legal proceeding or proceeding, inquiry or other action involving any Governmental Authority) omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay and reimburse such Investor Indemnitee for any legal or any other expenses actually and reasonably incurred by it in connection with investigating, defending or settling any such loss, clam, liability, action or proceeding; provided, however, that the Company shall not be so liable to any such Investor Indemnitee in any case to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, (x) in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Investor Indemnitee expressly for use therein or (y) by such Investor Indemnitee’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished the Investors with a sufficient number of copies of the same. The Company, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to indemnification of the Investor Indemnitees.

7.2 Indemnification by the Investors. In connection with any Registration Statement in which any Investor is participating, such Investors shall indemnify and hold harmless the Company, its Affiliates, their respective directors and officers, each underwriter and each other Person who controls (within the meaning of the Securities Act) the Company (“Company Indemnitee”) against, and pay and reimburse such Company Indemnitee for any losses, claims, damages, liabilities, joint or several, to which any Company Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (a) any untrue or alleged (in any legal proceeding or proceeding, inquiry or other action involving any Governmental Authority) untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (b) any omission or alleged (in any legal proceeding or proceeding, inquiry or other action involving any Governmental Authority) omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by any Investor expressly for use therein, and such Investors will reimburse any Company Indemnitee for any legal or any other expenses actually and reasonably incurred by it in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that such Investor’s obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by such Investor from the sale of Registrable Securities pursuant to such Registration Statement.

7.3 Notice of Losses, etc. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent; provided that the indemnifying party will not, without the indemnified party’s prior consent, settle or compromise any action or claim or consent to the entry of any judgment unless such settlement or compromise includes as an unconditional term thereof the release of the indemnified party from all liability, which release shall be reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

7.4 Survival of Indemnification. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of the securities covered by the applicable Registration Statement and the expiration or termination of this Agreement.

7.5 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in Article VII is due in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Persons seeking to enforce such indemnity, or is enforceable on terms different from those set forth in Section 7.1 or 7.2 above (as the case may be), to the extent permitted by Applicable Law, the Company, the holders of Registrable Securities and any other holders of the Company’s securities who have participated in the applicable offering shall contribute to the aggregate of all liabilities of the nature contemplated in this Article VII and suffered or incurred by the indemnified party in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other, in connection with the applicable offering taking into account the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 7.5 except to the extent as such party would have been liable to indemnify under this Article VII if such indemnification were enforceable under Applicable Law.

ARTICLE VIII

CURRENT PUBLIC INFORMATION/PARTICIPATION IN REGISTRATION

(a) The Company will use its reasonable commercial efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act, and the rules, regulations and policies adopted thereunder, at any time after it has become subject to such reporting requirements, and shall make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date on which it makes an offering of its securities to the general public.

(b) No Investor may participate in any registration hereunder unless such Investor (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no Investor will be required to sell more than the number of Registrable Securities that such Investor has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Investor’s failure to cooperate, will not constitute a breach by the Company of this Agreement).

ARTICLE IX

MISCELLANEOUS

9.1 Specific Performance. The Parties hereby acknowledge and confirm that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and therefore agree that the terms of this Agreement shall be specifically enforceable.

9.2 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to, the Investors in this Agreement.

9.3 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Investors.

9.4 Notices. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person, by telecopy, by overnight courier or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company, to:

c/o Queiroz Galvão Óleo e Gás S.A.

Attn. Guilherme Lima

Av. Presidente Antonio Carlos, 51 - 5º Andar, Centro

Rio de Janeiro - RJ

CEP: 20020-010

Brazil

Facsimile: + 55 (21) 3231-2595

If to the Investors, to:

c/o Capital International Research, Inc.

3 Place des Bergues

1201 Geneva, Switzerland

Attn. Guilherme Lins

Facsimile: (41 22) 732-6273

with copies to:

Capital International, Inc.

11100 Santa Monica Boulevard

15th Floor

Los Angeles, CA 90025

Attn.: Legal Department

Facsimile: (310) 996-6161

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attn. Gregory V. Gooding, Esq.

Facsimile: (212) 521-7870

or to such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, telecopied or faxed (unless telecopied or faxed on a day which is not a Business Day, in which case delivery shall be deemed to have been given the next Business Day), the next Business Day after deposit with an overnight courier service and three Business Days after deposit in the mail if sent by registered or certified mail.

9.5 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the Company and the Investors, as the case may be, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale; provided, that any Investor may assign all or a portion of its rights, interests or obligations under this agreement to any Permitted Transferee of such Investor without the prior written consent of the Company.

9.6 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investors, any benefits, rights or remedies (except as specified in Article VII hereof).

9.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

9.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.9 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in four originals of identical form and content, along with the two witnesses below:

CONSTELLATION OVERSEAS LTD.

By:	/s/ Antonio Augusto de Queiroz Galvao
Name: Antonio Augusto de Queiroz Galvao
Title: Director

Signature Page to Registration Rights Agreement

CIPEF CONSTELLATION COINVESTMENT FUND, L.P.

By:	/s/ Naomi H. Kobayashi
Name: Naomi H. Kobayashi
Title: Authorized Signatory

Signature Page to Registration Rights Agreement

CIPEF V CONSTELLATION HOLDING, L.P.

By:	/s/ Naomi H. Kobayashi
Name: Naomi H. Kobayashi
Title: Authorized Signatory

Signature Page to Registration Rights Agreement

Witnesses

1. -	/s/ Paula Vasconcellos Da Costa
Name: Paula Vasconcellos Da Costa
ID.: M 7859209 ISSP-MG

2. -	/s/ Bruno Gomes De Botton
Name: Bruno Gomes De Botton
ID.: 09268097-4 IFR-RJ

Signature Page to Registration Rights Agreement